Exhibit 10.5

SECOND AMENDMENT
TO
ALNYLAM PHARMACEUTICALS, INC.
2018 STOCK INCENTIVE PLAN
A. The Alnylam Pharmaceuticals, Inc. 2018 Stock Incentive Plan (the “Plan”) is hereby amended by the Board of Directors of Alnylam Pharmaceuticals, Inc. (the “Company”), subject to approval of the Company’s stockholders, to, among other things, increase the aggregate number of shares authorized for issuance under the Plan by 7,000,000 shares of common stock, par value $0.01 per share, of the Company, and to amend the director grant limits, as follows:
1. Section 4(a)(1) of the Plan is hereby amended and restated in its entirety as follows:
“(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the sum of (i) 13,790,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (ii) the number of shares that remain available for grants under the Company’s Second Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) immediately prior to the Effective Date and (iii) shares of Common Stock underlying any awards granted under the 2009 Plan that expire, or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part after the Effective Date and become available for issuance under the Plan in accordance with Section 4(a)(3). No more than 29,270,000 shares may be issued in the form of Incentive Stock Options (as hereinafter defined). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”
2. Section 4(a)(2) of the Plan is hereby amended by deleting “and 4(b)(1)” in each place where it appears.
3. Section 4(a)(3) of the Plan is hereby amended by deleting the phrase “and under the sub limits contained in Section 4(b)(1)”.
4. Section 4(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Limits on Awards to Non-Employee Directors. The maximum value of all compensation, including Awards hereunder, granted or paid to an individual in connection with such individual’s initial appointment or election as a Non-employee Director shall be $1,500,000. The maximum value of all compensation, including Awards hereunder, granted or paid to a Non-employee Director in any calendar year in connection with such individual’s service on the Board (excluding for this purpose the value of any compensation, including Awards hereunder, granted under the preceding sentence) shall be $1,000,000. For the purpose of these limitations, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.”

5. Section 6(a) of the Plan is hereby amended and restated in its entirety as follows:
“(a) Board Discretion. The Board retains the specific authority to, from time to time, determine the number of shares subject to Options granted to Non-employee Directors under this Section 6, subject to the limitations contained in Section 4(b). All Options granted to Non-employee Directors shall be Nonstatutory Stock Options. The Board also retains the specific authority to
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issue SARs, Restricted Stock Awards or Other Stock-Based Awards in lieu of Options, subject to the limitations contained in Section 4(b).”
6. Section 10(a) of the Plan is hereby amended by deleting “and 4(b)”.
B. Except as amended herein, the Plan is confirmed in all other respects.
Approved by the Board of Directors on March 1, 2020.